Exhibit 10.35
Deed of Confirmation of Intellectual Property Rights and Confidentiality
Parties
Unilife Medical Solutions Limited ACN 008 071 403 of Level 5, 35 Clarence Street, Sydney in the State of New South Wales (Unilife)
Unitract Syringe Pty Ltd ACN 101 059 723 of Level 5, 35 Clarence Street, Sydney, in the State of New South Wales (Unitract)
Craig Stephen Thorley of [residential address omitted]
Joseph Hermes Kaal of [residential address omitted]
(Thorley and Kaal separately and jointly referred to throughout as the “Inventors’’)
Background
A	The Inventors have previously assigned their rights to and interests in the Patents to Unitract (Original Transfer).

B	Unitract is a wholly owned subsidiary of Unilife.

C	The Inventors have performed and continue to assist Unilife in the development of its extensive portfolio of clinical and prefilled safety syringes based on or using the Patents that are custom designed to meet the injection safety and functionality requirements of the target healthcare, harm reduction and pharmaceutical markets, as the case may be.

D	Unilife and Sanofi Winthrop Industrie (SWIND), a company existing and organised under the laws of France, are currently negotiating (or have already entered into) various agreements in relation to the evaluation, exclusive access to and industrialisation of Unilife’s Ready to Fill Syringe safety syringe technology.

E	In order to assist in the successful finalisation of ongoing negotiations between Unilife and SWIND by ensuring that there are no issues related to the definitive ownership of the IP now existing, Unilife requires the Inventors and the Inventors agree to enter into this Deed.

F	This Deed serves to provide additional consideration to the Inventors for the Original Transfer and acknowledges that the Inventors, as part of the Original Transfer, agreed to the transfer of all title, interest and rights to any and all Intellectual Property Rights existing at the time of the Original Transfer or which may come into existence in the future while in the employ of Unilife.

G	The Inventors agree to enter into this Deed to transfer, now and forevermore, all title, interest and rights to any and all Intellectual Property Rights now existing, pursuant to the terms of this Deed.

Operative provisions
1	Issue of Shares by Unilife
1.1	The Company agrees to provide additional consideration for the Original Transfer to each of the Inventors to be satisfied by the issue of the Shares. The Original Transfer also included an obligation on the Inventors to transfer all Intellectual Property Rights in connection with the Patents, the Products and the Services which may come into existence after the Original Transfer. The Inventors agree to confirm their Original Transfer and the ongoing obligations in respect of such and to be bound by the obligations and the representations set out in this Deed.
1.2	The Shares will be issued by Unilife to each of the Inventors (or their nominees as directed by each of the Inventors) fully paid and free from all encumbrances and together with all rights attaching to them.
1.3	To the extent that there is any legal or regulatory prohibition or restriction on issuing the Shares, Unilife shall have no obligation to issue the Shares to the Inventors until such prohibition or restriction is removed and Unilife has all requisite regulatory and other approvals to issue the Shares.
1.4	The Inventors also acknowledge that any future Intellectual Property Rights developed while they are employed by Unilife will vest in and become the sole property of Unilife.
2	Confirmation of Intellectual Property Rights
2.1	The Inventors acknowledge that all Intellectual Property Rights created by the Inventors in connection with the Patents, the Products and/or the Services and existing as at the date of the Original Transfer were vested in Unitract. In the event that this has not already happened, and to the extent that any Intellectual Property Rights in relation to the Patents, the Products and/or the Services came into existence since the date of the Original Transfer and are currently vested in the Inventors, the Inventors now assign, transfer and convey to Unitract all of their existing Intellectual Property Rights in and to:
2.1.1	the Patents;

2.1.2	the Documentation;

2.1.3	any Improvements;

2.1.4	the Products;
2.1.5	all Intellectual Property Rights arising out of or in connection with the Services; and
2.1.6	any other discoveries, improvements, inventions or copyright works or subject matter as specified in this Deed or including works reproducing or incorporating or utilising any of Unilife’s Confidential Information or Intellectual Property Rights which the Inventors have acquired or received or created in the course of or in connection with the Products or performing the Services.
2.2	The Inventors also acknowledge that all future Intellectual Property Rights arising in relation to or out of the Patents, the Products and/or the Services vest in Unitract on and from creation. In consideration of $1.00 each (the receipt of which is acknowledged), and to the extent such assignment has not already happened, the Inventors now assign, transfer and convey to Unitract all of their future Intellectual Property Rights and vest such in Unitract on creation in and to:
2.2.1	the Patents;

2.2.2	the Documentation;

2.2.3	any Improvements;

2.2.4	the Products;

2.2.5	all Intellectual Property Rights arising out of or in connection with the Services; and
2.2.6	any other discoveries, improvements, inventions or copyright works or subject matter as specified in this Deed or including works reproducing or incorporating or utilising any of Unilife’s Confidential Information or Intellectual Property Rights which the Inventors have acquired or received or created or will acquire or receive or create in the course of or in connection with the Products or performing the Services.
2.3	The Inventors agree to execute all documents and do all acts and things required by Unilife or Unitract for the purpose of giving effect to clauses 2.1 and 2.2.
2.4	The Inventors consent to the use by Unitract, Unilife and their assigns of works created by the Inventors in connection with the Products, the Patents and/or the Services whether or not such use would, but for this clause, infringe the Moral Rights of the Inventors.
2.5	The Inventors must fully and promptly disclose to Unilife all future Intellectual Property Rights that come about in connection with the Services or otherwise in relation to the Products, including any Improvements.
3	Warranties and Indemnities

3.1	The Inventors each warrant that:
3.1.1	each invention in each Patent is original and not copied from any other works or material;
3.1.2	each Improvement (if any) is and will in the future be original and not copied from any other works or material;
3.1.3	all of the Documentation is and will in the future be original and not copied from any other works or material;
3.1.4	he has not assigned, transferred, licensed, encumbered or otherwise conveyed any right, title or interest in or to any of the Patents, Improvements or the Documentation to any person or entity other than to Unitract in accordance with the prior agreement between the parties;
3.1.5	he has no agreement(s), relationships(s) or commitment(s) with or to any other person or entity which may conflict with performing the Services or any of his obligations under this Deed;
3.1.6	the Patents, Improvements and the Documentation do not infringe any third party’s Intellectual Property Rights;
3.1.7	he agrees to be bound by the provisions of the constitution of Unilife upon allotment of the Shares;
3.1.8	he is not acquiring the Shares for the purpose of selling them or granting, issuing or transferring interests in, or options over them within 12 months of their date of issue. This confirmation is understood to be a statement by the Inventors of present intention only but not an undertaking not to sell.

4	Confidential Information
4.1	The Inventors acknowledge that the Confidential Information is valuable to Unilife and Unitract and the Inventors accept and agree to be bound by the terms of this clause 4.
4.2	Subject to the terms of this Deed, each of the Inventors must:
4.2.1	keep the Confidential Information and any Improvements secret and preserve their confidential nature;
4.2.2	not use the Confidential Information or any Improvements for any purpose other than performing the Services;
4.2.3	not disclose or permit the disclosure of the Confidential Information, except to the extent that disclosure of the Confidential Information is required by law or with Unilife’s prior written consent;
4.2.4	protect the Confidential Information against unauthorised access, use or disclosure;
4.2.5	immediately notify Unilife of any unauthorised access to, use or disclosure of the Confidential Information or any Improvement; and
4.2.6	comply with any reasonable direction from Unilife in relation to the protection of the Confidential Information or the Improvements.
4.3	The Inventors acknowledge that:
4.3.1	the Confidential Information remains and is the property of Unilife or Unitract (as the case may be) at all times; and
4.3.2	this Deed does not convey to the Inventors any proprietary or other interest in the Confidential Information including but not limited to any Intellectual Property Rights in the Confidential Information, the Patents, and/or the Documentation.
4.4	At the request of Unilife, or at the completion of the Services (whichever occurs earlier), the Inventors must immediately deliver up to Unilife all documents and other media containing the Confidential Information (or any part thereof) and the Documentation in their possession, power or control.

5	Release
5.1	The Inventors release each of Unilife and Unitract and their assigns from all Claims which they may have (whether before or after the date of this Deed) in respect of or in relation to the use of the Patents, Improvements and/or Documentation by Unilife, Unitract or their assigns or licensees and/or the production and sale of the Products by Unilife, Unitract or their assigns or licensees.
5.2	The Inventors acknowledge and agree that the release provided in clause 5.1 of this Deed may be pleaded as a bar to any action, suit or proceeding commenced now or taken at any time by any of the Inventors against Unilife or its assigns or licensees or their officers or employees with respect to or in relation to the matters referred to in clause 5.1.

6	Restraint Period
Each of the Inventors agree that he will not develop any retractable safety syringe or related product for any person or entity (other than as requested by Unilife) for a period of five (5) years after the date of the last of the Services to be performed by the Inventors and, without limiting this clause 6, acknowledge and agree that all rights and title to and interest in (including the Intellectual Property Rights in and to) any discoveries, improvements, inventions, copyright works or subject matter created in breach of or arising from any actions in breach of this clause 6 will vest in Unitract on creation.
7	Notices
Notices under this Deed may be delivered by hand, by mail or by facsimile to the address set out above or such other address as notified by a party in writing.
8	Miscellaneous
8.1	A party may not assign any of its rights or obligations under this Deed without the prior written consent of the other party.
8.2	This Deed is governed by the law of New South Wales. The parties submit to the non-exclusive jurisdiction of its courts and courts of appeal from them. The parties will not object to the exercise of jurisdiction by those courts on any basis.
8.3	No variation of this Deed will be of any force or effect unless it is in writing and signed by the parties to this deed.
8.4	The fact that a party fails to do, or delays in doing, something the party is entitled to do under this Deed, does not amount to a waiver of any obligation of, or breach of obligation by, another party. A waiver by a party is only effective if it is in writing. A written waiver by a party is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.
9	Definitions and interpretation

9.1	In this Deed the following definitions apply:
Claims means any claims including actions, suits, causes of action, arbitrations, monies, debts, dues, costs, demands, verdicts and judgments either at law or in equity or arising under the provisions of any statute.
Confidential Information means all information provided by Unilife or Unitract to any of the Inventors or otherwise obtained or created by the Inventors, whether obtained before or after execution of this Deed, in connection with the Services, the Products, the Patents, any Improvements or the Documentation in any way relating to Unilife or Unitract, their business, products, customers, suppliers, contractors or employees whether furnished in writing, orally or in physical configuration including, without limitation, the Documentation and all technical data, know-how, concepts, specifications and diagrams, technical drawings, designs, unpublished information regarding products, services and proposed products and services and prototypes and includes, but does not include any information that:
(a)	was, and can be demonstrated to have been, known to the Inventors prior to its communication by Unilife or Unitract;
(b)	is or comes into the public domain otherwise than through any default of the Inventors or through any disclosure by any person acquiring the same from Unilife or Unitract;
(c)	is disclosed to the Inventors by a third party having no obligations of confidence to the Inventors in respect thereof, and has not been disclosed to that third party in consequence of a breach of confidence; or
(d)	is developed independently by the Inventors otherwise than as part of the Services and without reference to information disclosed by Unilife or Unitract.

Documentation means such existing or future written manuals or information relevant to the Products, Patents, Improvements and/or Services as may be created from time to time by the Inventors including users’ manuals, modification manuals, flow charts, drawings and listings which are designed to assist or supplement the development, understanding or application of the Products.
Improvement means any existing or future development, enhancement or modification of any of the Products, Patents or the Documentation created or contributed to by the Inventors.
Intellectual Property Rights means copyright, know-how, patents, patent applications, designs, eligible circuit layouts and all other intellectual property as defined in Article 2 of the Convention establishing the World Intellectual Property Organisation of July 1967 and any rights in or to any inventions.
Moral Rights means any of the rights described in Article 6bis of the Berne Convention for Protection of Literary and Artistic Works 1886 (as amended and revised from time to time), being ‘droit moral’ or other analogous rights arising under any statute (including the Copyright Act 1968 (Cth)).
Patents means the patents and patent applications specified in the Schedule and, where reference is made to a PCT application, includes all national patents or patent applications anywhere in the world that are derived or arise from that PCT application.
Products means any and all of the extensive portfolio of custom-designed clinical and prefilled safety syringe products of Unilife and Unitract.
Services means all past and future assistance and services provided by the Inventors to Unilife and Unitract in relation to the development of the Products (including all Improvements).
Shares means 2,500,000 fully paid, ordinary shares in Unilife to be issued to each Inventor in accordance with this Deed.
9.2	In the interpretation of this Deed, the following provisions apply unless the context otherwise requires:
9.2.1	headings are inserted for convenience only and do not affect the interpretation of this Deed;
9.2.2	a reference to a clause, part, schedule or attachment is a reference to a clause, part, schedule or attachment of or to this Deed;
9.2.3	an expression importing a natural person includes any company, trust, partnership, joint venture, association, body corporate or governmental agency;
9.2.4	a word which denotes the singular denotes the plural, a word which denotes the plural denotes the singular, and a reference to any gender denotes the other genders; and
9.2.5	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

Execution and date

Executed as a deed.

Executed by Unilife Medical Solutions Limited ACN 008 071 403 acting by the following persons or, if the seal is affixed, witnessed by the following persons:
/s/ Alan Shortall	/s/ Jim Bosnjak
Signature of director	Signature of director/company secretary
Alan Shortall	Jim Bosnjak
Name of director (print)	Name of director/company secretary (print)

Date: July 21, 2009

Executed by Unitract Syringe Pty Ltd ACN 101 059 723 acting by the following persons or, if the seal is affixed, witnessed by the following persons:
/s/ Alan Shortall	/s/ Jim Bosnjak
Signature of director	Signature of director/company secretary
Alan Shortall	Jim Bosnjak
Name of director (print)	Name of director/company secretary (print)

Date: July 21, 2009

Signed, sealed and delivered by Craig Stephen Thorley in the presence of:

/s/ Julie Anne Maruncic Signature of witness	/s/ Craig Stephen Thorley Signature of Craig Stephen Thorley
Julie Anne Maruncic
Name of witness (print)

Date: July 21, 2009

Signed, sealed and delivered by Joseph Hermes Kaal in the presence of:
/s/ Julie Anne Maruncic

Signature of witness	/s/ Joseph Hermes Kaal Signature of Joseph Hermes Kaal
Julie Anne Maruncic
Name of witness (print)

Date: July 21, 2009

Schedule
The Patents
Improved Controlled Retraction Syringe and Plunger, WO2006/119570 (Published 16 November 2006), Application Number PCT/AU2006/000618
Controlled Retraction Syringe and Plunger, WO2006/108243 (Published 19 October 2006), Application Number PCT/AU2006/000516
Syringe Needle Sheath, WO2006/007642 (Published 26 January 2006), Application Number PCT/AU2005/001054
Retractable Syringe With Plunger Disabling System, WO2005/072801 (Published 11 August 2005), Application Number PCT/AU2005/000106
One Use Syringe With Rachet On Plunger And Pawl On Body, WO2005/072797 (Published 11 August 2005), Application Number PCT/AU 2004/000354
Syringe Spring Retainer, WO2004/082747 (Published 30 September 2004), Application Number PCT/AU2004/000354
Single Use Syringe, WO2001/080930 (Published 1 November 2001), Application Number PCT/AU2001/000458
Retractable Syringe, Australian patent 731159 and US patent 6083199 both filed 22 September 1998
Prefilled Retractable Syringe, Plunger And Needle Assembly, WO2009/003234 (Published 8 January 2009), Application Number PCT/AU2008/000971 and Taiwan patent application 97124808 (filed 1 July 2008) and Thailand patent application 0801003413 (filed 2 July 2008)